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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported)            May 17, 1995
                                                ................................


                             Vinland Property Trust
................................................................................
             (Exact name of registrant as specified in its charter)


        California                     0-8003                         94-2432628
................................................................................
(State or other jurisdiction        (Commission                    (IRS Employer
of incorporation)                    File No.)               Identification No.)



3878 Oak Lawn, Suite 300, Dallas, Texas                                   75219
................................................................................
(Address of principal executive offices)                              (Zip Code)


Registrant's telephone number, including area code          (214) 522-9910
                                                  ..............................



................................................................................
         (Former name or former address, if changed since last report)
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Item 5.  OTHER EVENTS.

         On May 17, 1995, the Board of Trustees of Vinland Property Trust (the "Trust") elected Chester Beck and Michael E. Smith to the Board of Trustees. Messrs. Beck (President of Highland Funding Corp., a mortgage brokerage firm) and Smith (a trustee from October 1988 to August 1991, an attorney and Assistant Professor of Law effective August 1995 of the University of Wisconsin, Madison, Wisconsin) were elected to vacancies on the Board of Trustees in anticipation of the resignations described in Item 6 below.
William S. Friedman, John A. Doyle and Willie K. Davis continue as trustees and the number of members who constitute the whole Board of Trustees has been reduced to five, after giving effect to the resignations described in Item 6 below.


Item 6.  RESIGNATIONS OF REGISTRANT'S DIRECTORS.

         On May 17, 1995, at a special meeting of the Board of Trustees, and following the election of two new trustees, Dan L. Johnston (a trustee since December 1992), Raymond V. J. Schrag (a trustee since October 1988), and Carl
V. Weisbrod (a trustee since February 1994) resigned as trustees of the Trust. Each of such individuals had previously determined not to stand for re-election as trustees at the time of the next Annual Meeting of Shareholders. None of Mr. Johnston, Mr. Schrag nor Mr. Weisbrod has furnished the Trust with any letter describing any disagreement with the Trust on any matter relating to the Trust's operations, policies or practices.


Item 7.  FINANCIAL STATEMENTS AND EXHIBITS.

                 (c)      Exhibits.  None.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      VINLAND PROPERTY TRUST
                                         (Registrant)


                                      By /s/ KATIE JACKSON
                                        ----------------------------------
                                        Katie Jackson, Vice President and
                                        Chief Accounting Officer


Dated:  May 22, 1995





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